Exhibit 99.1
For more information, contact:
Tom Miller
Chief Financial Officer
(818) 444-2325
tmiller@ixiacom.com
Ixia Announces Second Quarter Results and Record Bookings
CALABASAS, CA— July 24, 2008— Ixia (Nasdaq: XXIA) today reported its financial results for the second quarter ended June 30, 2008.
Total revenues for the second quarter of 2008 were $45.9 million, which compares to $41.7 million in the immediately preceding first quarter of 2008 and $43.0 million in the second quarter of 2007. The Company earned net income on a GAAP basis for the second quarter of 2008 of $1.8 million, or $0.03 per diluted share, compared to net income of $1.4 million, or $0.02 per diluted share, for the second quarter of 2007.
Ixia’s 2008 second quarter GAAP results include non-cash charges of $2.4 million related to stock-based compensation, $1.4 million for the amortization of acquired intangible assets, and a net tax benefit of $1.3 million related to these items. Excluding the effects of these items, non-GAAP net income for the second quarter of 2008 was $4.3 million, or $0.07 per diluted share, compared to $5.4 million, or $0.08 per diluted share, for the second quarter of 2007. Second quarter 2007 non-GAAP results exclude non-cash charges of $3.3 million related to the impairment of certain intangible assets, $2.1 million related to stock-based compensation, $2.0 million related to the amortization of acquired intangible assets, and a net tax benefit of $3.4 million related to these items.

“We are very pleased with our second quarter results, especially given the ongoing uncertainty with the economy,” commented Atul Bhatnagar, Ixia’s President and Chief Executive Officer. “We achieved record bookings this quarter, driven by our worldwide accounts as we continued to diversify and grow our customer base. We increased bookings over the first quarter in all of our major geographic regions and customer segments due in part to the recent investments we have made in our sales and marketing teams. During the quarter, we also launched our new, high density and high performance IxYukonTM load modules which helped us attain record bookings for our 10 gigabit Ethernet products. And, we were able to accomplish all of this while holding our operating expenses relatively flat compared to the first quarter.”
During the second quarter of 2008, Ixia completed its $50 million share repurchase program that was announced in August of 2007. In the second quarter of 2008, Ixia repurchased approximately 4.3 million shares of its common stock at an average purchase price of $7.64 per share, or a total repurchase price of approximately $32.6 million. Overall, the $50 million share repurchase program resulted in the repurchase of approximately 6.3 million shares of its common stock at an average purchase price of $7.99 per share.
As of June 30, 2008, Ixia had cash, cash equivalents and investments of $221.0 million and no debt.
Ixia will host a conference call today for analysts and investors to discuss its 2008 second quarter results and business outlook for the 2008 third quarter at 5:00 p.m. Eastern Time. Open to the public, a live webcast of the conference call will be accessible from the “Investors” section of Ixia’s Web Site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia Web Site for 90 days.

Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as the amortization or impairment of acquisition-related intangible assets and stock-based compensation, as well as the related income tax effects of such items. The amortization or impairment of acquisition-related intangible assets and stock-based compensation represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of IP performance test systems and service verification platforms for IP-based infrastructure and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex IP networks, devices, and applications. Ixia’s multiplay test systems address the growing need to test voice, video, and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia, the Ixia four petal logo and IxYukon are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$168,457	$188,892
Short-term investments in marketable securities	4,996	4,999
Accounts receivable, net	35,888	32,405
Inventories	9,658	12,731
Deferred income taxes	5,593	5,613
Prepaid expenses and other current assets	4,139	3,385

Total current assets	228,731	248,025

Investments in marketable securities	47,508	54,609
Property and equipment, net	20,392	21,433
Deferred income taxes	13,244	13,543
Intangible assets, net	11,357	14,147
Goodwill	16,728	16,728
Other assets	2,200	955

Total assets	$340,160	$369,440

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,410	$2,474
Accrued expenses	19,533	19,440
Deferred revenues	20,514	18,748
Income taxes payable	750	1,304

Total current liabilities	44,207	41,966

Deferred revenues	6,716	7,167
Other liabilities	5,711	3,807

Total liabilities	56,634	52,940

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2008 and December 31, 2007; 63,362 and 68,171 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	93,281	132,092
Additional paid-in capital	102,704	98,157
Retained earnings	90,964	89,077
Accumulated other comprehensive loss	(3,423)	(2,826)

Total shareholders’ equity	283,526	316,500

Total liabilities and shareholders’ equity	$340,160	$369,440

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Products	$38,783	$36,864	$73,717	$71,579
Services	7,137	6,135	13,854	12,123

Total revenues	45,920	42,999	87,571	83,702

Costs and operating expenses:(1)
Cost of revenues — products	8,658	8,379	16,840	16,234
Cost of revenues — amortization of purchased technology	1,220	1,427	2,440	2,756
Cost of revenues — services	1,134	916	2,188	2,060
Research and development	12,530	10,942	24,516	22,610
Sales and marketing	15,027	13,466	29,729	28,309
General and administrative	6,138	5,847	13,142	12,331
Amortization of intangible assets	207	614	468	1,145
Impairment of purchased technology and intangible assets	—	3,263	—	3,263

Total costs and operating expenses	44,914	44,854	89,323	88,708

Income (loss) from operations	1,006	(1,855)	(1,752)	(5,006)
Interest and other income, net	1,756	2,912	4,533	5,611

Income before income taxes	2,762	1,057	2,781	605
Income tax expense (benefit)	981	(343)	894	(36)

Net income	$1,781	$1,400	$1,887	$641

Earnings per share:
Basic	$0.03	$0.02	$0.03	$0.01
Diluted	$0.03	$0.02	$0.03	$0.01

Weighted average number of common and common equivalent shares outstanding:
Basic	65,343	67,834	66,646	67,625
Diluted	66,265	69,232	67,594	69,161

(1) Stock-based compensation included in:
Cost of revenues — products	$91	$84	$248	$226
Cost of revenues — services	35	32	95	86
Research and development	774	839	1,883	2,260
Sales and marketing	860	656	1,774	2,366
General and administrative	672	445	1,368	960

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended June 30,
	2008		2007
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$11,012	24.0%	$12,225	28.4%
Amortization of purchased technology(a)	(1,220)	-2.7%	(1,427)	-3.3%
Impairment of purchased technology(b)	—	0.0%	(1,503)	-3.5%
Stock-based compensation(c)	(126)	-0.3%	(116)	-0.3%

Total cost of revenues — Non-GAAP	$9,666	21.0%	$9,179	21.3%

Operating expenses — GAAP	$33,902	73.8%	$32,629	75.9%
Amortization of intangible assets(a)	(207)	-0.5%	(614)	-1.4%
Impairment of intangible assets(b)	—	0.0%	(1,760)	-4.1%
Stock-based compensation(c)	(2,306)	-4.9%	(1,940)	-4.5%

Operating expenses — Non-GAAP	$31,389	68.4%	$28,315	65.9%

Income (loss) from operations — GAAP	$1,006	2.2%	$(1,855)	-4.3%
Effect of reconciling items(d)	3,859	8.4%	7,360	17.1%

Income from operations — Non-GAAP	$4,865	10.6%	$5,505	12.8%

Income tax expense (benefit) — GAAP	$981	2.1%	$(343)	-0.8%
Effect of reconciling items(e)	1,294	2.9%	3,370	7.8%

Income tax expense — Non-GAAP	$2,275	5.0%	$3,027	7.0%

Net income — GAAP	$1,781	3.9%	$1,400	3.3%
Effect of reconciling items(f)	2,565	5.6%	3,990	9.2%

Net income — Non-GAAP	$4,346	9.5%	$5,390	12.5%

Diluted earnings per share — GAAP	$0.03		$0.02
Effect of reconciling items(g)	0.04		0.06

Diluted earnings per share — Non-GAAP	$0.07		$0.08

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquired intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the impairment of purchased technology of $1.5 million and the impairment of certain intangible assets of $1.8 million related to the acquisition of Communication Machinery Corporation in July 2005 and to the acquisition of the mobile video test product line from Dilithium Networks in January 2006.

(c)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c).

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (c).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Six months ended June 30,
	2008		2007
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$21,468	24.5%	$22,553	26.9%
Amortization of purchased technology(a)	(2,440)	-2.8%	(2,756)	-3.3%
Impairment of purchased technology(b)	—	0.0%	(1,503)	-1.8%
Stock-based compensation(c)	(343)	-0.4%	(312)	-0.3%

Total cost of revenues — Non-GAAP	$18,685	21.3%	$17,982	21.5%

Operating expenses — GAAP	$67,855	77.5%	$66,155	79.0%
Amortization of intangible assets(a)	(468)	-0.5%	(1,145)	-1.4%
Impairment of intangible assets(b)	—	0.0%	(1,760)	-2.1%
Stock-based compensation(c)	(5,025)	-5.8%	(5,586)	-6.6%

Operating expenses — Non-GAAP	$62,362	71.2%	$57,664	68.9%

Loss from operations — GAAP	$(1,752)	-2.0%	$(5,006)	-6.0%
Effect of reconciling items(d)	8,276	9.5%	13,062	15.6%

Income from operations — Non-GAAP	$6,524	7.5%	$8,056	9.6%

Income tax expense (benefit) — GAAP	$894	1.0%	$(36)	0.0%
Effect of reconciling items(e)	2,987	3.4%	4,975	5.9%

Income tax expense — Non-GAAP	$3,881	4.4%	$4,939	5.9%

Net income — GAAP	$1,887	2.2%	$641	0.8%
Effect of reconciling items(f)	5,289	6.0%	8,087	9.6%

Net income — Non-GAAP	$7,176	8.2%	$8,728	10.4%

Diluted earnings per share — GAAP	$0.03		$0.01
Effect of reconciling items(g)	0.08		0.12

Diluted earnings per share — Non-GAAP	$0.11		$0.13

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquired intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the impairment of purchased technology of $1.5 million and the impairment of certain intangible assets of $1.8 million related to the acquisition of Communication Machinery Corporation in July 2005 and to the acquisition of the mobile video test product line from Dilithium Networks in January 2006.

(c)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c).

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (c).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax, on a diluted per share basis.